Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Essential Properties Trust, Inc.
Essential Properties, L.P.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)(5)	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price(1)(2)	Fee Rate(3)(5)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Essential Properties Realty Trust, Inc.
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(r)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share	Rule 457(r)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	Rule 457(r)	—	—	—	—	—
Fees to Be Paid	Equity	Depositary Shares	Rule 457(r)	—	—	—	—	—
Fees to Be Paid	Equity	Warrants	Rule 457(r)	—	—	—	—	—
Fees to Be Paid	Other	Rights	Rule 457(r)	—	—	—	—	—
Fees to Be Paid	Other	Units	Rule 457(r)	—	—	—	—	—
Fees to Be Paid	Debt	Guarantees of Debt Securities(4)(5)	Rule 457(r)	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—
Essential Properties, L.P.
Fees to Be Paid	Debt	Debt Securities(4)	Rule 457(r)	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							$10,806 (6)
	Net Fee Due							—
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claim	Essential Properties Realty Trust, Inc.	424(b)(5)	333-257202	May 2, 2022		$10,806 (6)	Equity	Common Stock, $0.01 par value per share	—	$116,574,305
Fee Offset Sources	Essential Properties Realty Trust, Inc.	424(b)(5)	333-257202		May 2, 2022						$46,350
(1)Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of securities or aggregate initial offering price, as applicable, is being registered as may from time to time be offered at unspecified prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder
(2)This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(3)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrants are deferring payment of the entire registration fees. Registration fees will be paid subsequently on a pay as you go basis.
(4)Essential Properties Realty Trust, Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Essential Properties, L.P.
(5)No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.
(6)Essential Properties Realty Trust, Inc. previously filed a prospectus supplement, dated May 2, 2022 (the “Prior Prospectus Supplement”), pursuant to the Registration Statement on Form S-3 (Registration No. 333-257202), filed with the Securities and Exchange Commission on June 21, 2021 (the “Prior Registration Statement”), relating to the offer and sale of common shares having an aggregate offering price of up to $500,000,000 under its then current “at-the-market” program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $46,350 was paid. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $116,574,305 were not sold under the Prior Prospectus Supplement. The offering that included the unsold securities under the Prior Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $10,806 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement.